Exhibit 99.1

SEPARATION AGREEMENT

This Separation Agreement (the “Agreement”) is made as of this 12th day of January, 2016 by and between Jason Pharmaceuticals, as applicable, (the “Company” or the “Employer”), and Don Gould (“Employee”). Employee’s employment relationship with the Company is terminating, and Company and Employee wish to voluntarily resolve all issues which arise out of the employment relationship. Based on the mutual promises contained herein and other good and valuable consideration, Company and Employee agree as follows:

1.           Employment Status. The employment relationship will end effective on February 29, 2016 (the “Termination Date”). Employee will be excused from responsibilities effective that day.

2.           Severance Payment As consideration for the General Release and Covenant Not to Sue included in Paragraph 10 and the other obligations under this Agreement, Employee will be eligible for a severance payment following the Termination Date equivalent to 12 months at the Employee’s base salary rate. Severance amounts will be calculated using Employee’s final base pay rate, which does not include bonuses, commissions, incentives, value of benefits, and the like.

Severance payments will be paid in the form of salary continuation through Employer’s regular payroll cycle which will begin on or about the first regular pay date following February 29, 2016.

3.           Employee Benefits. To the extent Employee was a participant in Employer’s health, dental, vision, and/or prescription plans (collectively, “Health Insurance”) and Employee chooses to have his or her severance paid out through the salary continuation option as opposed to the lump sum payment option, Employee’s Health Insurance coverage will terminate at the end of the salary continuation period. Participation in the 401(k) Plan and life insurance benefits coverage will terminate on the Termination Date; however Employee will be entitled to any vested rights, which are governed by the Employer’s 401(k) Plan. Employee will also receive payment for all accrued and unused “Paid Time Off” (“PTO”) as of the close of business on the Termination Date.

4.           Bonuses and Other Awards. Employee will not be eligible for any additional bonus or, other than the Severance Payments provided for herein, any other payments of any kind as of the Termination Date.

5.           Company Property. It is Employee’s responsibility to return all Company property to Company on the Termination Date. Employee also agrees and authorizes Company to deduct from Employee’s final pay and/or severance pay any amounts for obligations owed by Employee to Company for unpaid personal corporate credit card balances,, personal telephone calls, costs of unreturned company property (including, without limitation, computers and keys), and other debts and obligations to the Company. Such amounts shall be documented in writing by the Company and such documentation shall be submitted to Employee prior to such deduction.

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6.          Non-Competition, Non-Disclosure and Confidential Information. The parties agree that the “Employee Non-disclosure/Non-Compete Agreement” executed by Employee when hired, is incorporated by reference in this Agreement and remain in full force and effect after the Termination Date, including without limitation the provisions relating to the non-disclosure of Confidential Information. Employee shall not retain any Confidential Information or copies thereof, all of which (whether in hard copy or electronic format) Employee shall return to the Company on or before the Termination Date.

7.           Cooperation During Remaining Employment, Continuation Pay Period and Thereafter. At any time following the Termination Date, Employee agrees to cooperate fully and completely with Company, its advisors, and its legal counsel and respond to questions candidly and truthfully with respect to any internal inquiry or investigation, any federal, state, or local agency investigation, and/or any legal proceeding involving Company. Such cooperation shall include Employee making himself available at reasonable times and places for interviews, reviewing documents, testifying in a deposition or a legal or administrative proceeding, providing advice to Company to assist Company to respond to or defend against any pending or potential claims against the Company, or providing other assistance needed by Company. Company agrees to reimburse Employee for all reasonable out-of-pocket expenses incurred in connection with rendering such services. If Employee is compelled by legal process to appear or participate in any non-criminal proceeding that involves or is brought against Company, Employee shall promptly disclose to Company the substance of Employee’s planned testimony and production.

8.           Non-Disparagement. Employee agrees not to disparage Company or any of Company’s subsidiaries, affiliates, directors, officers, employees and agents, as well as the directors, officers, employees and agents of Company’s subsidiaries and affiliates. Employee’s non-disparagement obligation includes, but is not limited to, the making of disparaging verbal comments to others or publication of documents containing disparaging statements, either electronically or in hard copy formats.

9.           References. Company will only verify Employee's dates of employment and salary and job held on termination.

10.           General Release and Covenant Not to Sue.

(a)          In consideration for the Severance and other benefits set forth above, except as provided below in Paragraph 10(e) below, for Employee and Employees heirs and personal representatives, Employee hereby releases and forever discharges Employer, and its subsidiaries, affiliates, successors, benefit plans, and funds, and their current and former directors, officers, employees and shareholders (the “Released Parties”), from and against all liability, damages, actions and claims of any kind whatsoever, known and unknown, that Employee now has or may have had, or thereafter claim to have, on behalf of Employee or any other person or entity, at any time, arising out of, or relating in any way to, any acts or omissions done or occurring in whole or in part prior to and including the date Employee signs this Agreement, including, but not limited to, all such matters arising out of, or related in any way to, Employee’s employment or termination of employment with Employer. Employee expressly acknowledges and agrees that, to the maximum extent permitted by law, this General Release includes, but is not limited to, Employee’s release of any tort, contract and other common law claims and any claims under Title VII of the Civil Rights Act of 1964 and 1991, 42 U.S.C. § 2000(e) et seq., 42 U.S.C. § 1981, the Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621 et seq., the Americans With Disabilities Act, 42 U.S.C. § 12101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 794, the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq., the Equal Pay Act, 29 U.S.C. § 206(4) et seq., the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq., and all other federal, state and local laws pertaining to employment and/or employment discrimination.

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(b)          With respect to any claim that is not subject to the foregoing release, Employee further waives and gives up any right to become, and promises not to consent to become, a member of any class or collective action, or otherwise participate in any putative or certified class, collective or multi-party action or proceeding, in a case in which claims are asserted against Employer or any of the Released Parties that are related in any way to Employee’s employment, wages or compensation, or the termination of Employee’s employment. If, without Employee’s prior knowledge and consent, Employee is made a member of a class in any proceeding, Employee agrees to opt out of the class at the first opportunity.

(c)          By signing this Agreement, Employee also expressly acknowledges and represents that Employee (i) has suffered no injuries or occupational diseases arising out of or in connection with Employee’s employment with Employer; (ii) has received all wages to which Employee was entitled as an employee of Employer; (iii) has received all leave to which Employee was entitled under the Family and Medical Leave Act of 1993 (“FMLA”); and (iv) is not currently aware of any facts or circumstances constituting a violation of the FMLA or the Fair Labor Standards Act (“FLSA”).

(d)          Except as provided in Paragraph 10(e) below, Employee agrees not to file, join in or prosecute any lawsuits against Employer or any of the other Released Parties, concerning any matter, act, occurrence, or transaction which arose on or before the date Employee signs this Agreement. Employee expressly represents that as of the date that Employee signs this Agreement, Employee has not filed any grievances, claims, complaints, administrative charges or lawsuits against Employer or any Released Party.

(e)          Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement will waive, relinquish, diminish, or in any way affect (i) any vested rights that Employee may have under Company retirement plans; (ii) Employee’s right to challenge the validity and enforceability of this Agreement’s release of claims under the Age Discrimination in Employment Act of 1967, as amended (ADEA); (iii) any rights or claims that may arise under the ADEA after the date of execution of this Agreement; and (iv) any rights or claims that, as a matter of law, cannot be released or waived. Employee is not precluded from filing a charge with the EEOC or participating in an EEOC investigation; however, to the maximum extent permitted by law, Employee expressly waives Employee’s right to any monetary recovery or any other individual relief in connection with any EEOC charge or other administrative charge or should any federal, state or local administrative agency or any other person pursue any claims on Employee’s behalf arising out of or related to Employee’s employment with Employer and/or the termination of that employment.

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11. Non-Disclosure of Terms; Evidence.

(a) Employee agrees that the terms and conditions, as well as the fact of, this Agreement are and shall remain strictly confidential.

(b) Except as specifically set forth in this paragraph below, Employee shall not disclose the existence of, or any term of this Agreement, in whole or in part, to any individual or entity, except (i) Employee’s spouse and/or attorney and/or financial advisor, who shall be advised of the non-disclosure provisions of this paragraph; (ii) to the extent disclosure is required by a final and binding court order or other compulsory process; or (iii) where disclosure is required by law. Upon Employee’s receipt of any order, subpoena, or other compulsory process demanding production or disclosure of this Agreement, Employee agrees that no later than ten business days prior to the date that such disclosure is to be made, Employee will notify the Company’s General Counsel in writing at 11445 Cronhill Drive, Owings Mills, MD 21117 of the requested disclosure, including the proposed date of the disclosure, the reason for the requested disclosure, and the identity of the individual or entity requesting the disclosure.

(c) The parties understand and agree that this Agreement shall not be admissible as evidence in any court or administrative proceeding, except that Company or Employee may submit this Agreement to an appropriate judicial forum in the event of its alleged breach.

12. Knowing and Voluntary Waiver. Employee agrees that Employee has had an opportunity to thoroughly discuss all aspects of this Agreement with Employee’s private attorney; that Employee understands all provisions of the Agreement; and that Employee is knowingly and voluntarily entering into this Agreement.

13. No Admission. This Agreement shall not in any way be construed as an admission by the Company or any of its officers, employees or agents of any wrongful conduct or discrimination against, or any liability whatsoever to Employee, and the Company specifically disclaims any liability to Employee.

14. Integration. This Agreement shall be binding on the assigns and heirs of the Employee and on the purchasers and assigns of the Company. This Agreement contains the entire understanding of the parties, and shall not be changed except by another written, signed Agreement.

15. Governing Law. This Agreement shall be governed by the laws of the State of Maryland.

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16. Acceptance of Agreement; Revocation; Notice of Rights. Employee understands and agrees that Employee may be waiving significant legal rights by signing this Agreement and acknowledges that Employee is executing this Agreement voluntarily and of Employee’s own free will, and that Employee fully understands the terms of this Agreement. Employee further acknowledges, agrees, and understands that:

(a) The consideration that is being provided to Employee under this Agreement is of significant value and in addition to what Employee otherwise would be entitled.

(b) Employee is being advised in writing to consult with an attorney before signing this Agreement.

(c) Employee is being given a period of 45 days from the date of this Agreement within which to review and consider this Agreement (“Consideration Period”) before signing it.

(d) Employee may revoke this Agreement by delivering written confirmation of revocation to Jeanne City, 11445 Cronhill Drive, Owings Mills, MD 21117 within seven days after Employee signs the Agreement, and this Agreement shall not become effective and enforceable until such seven-day period has expired. Accordingly, the “Effective Date” of this Agreement shall be the eighth day following Employee’s signing of this Agreement, provided Employee has not revoked this Agreement before then. Unless Employee executes this Agreement and delivers it to Ms. City within the Consideration Period, and absent an agreement between the Parties extending that period, this Agreement shall be deemed withdrawn and rendered null and void.

Agreed and Accepted:

Jason Pharmaceuticals, Inc.

/s/ Jeanne City	/s/ Don Gould
Employer	Employee

Date:	1/19/2016	Date:	1/19/2016

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